UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2013

SCG FINANCIAL ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

615 N. Wabash Ave. Chicago, IL	60611
(Address of Principal Executive Offices)	(Zip Code)

(312) 784-3960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]           Written communications pursuant to Rule 425 under the Securities Act
[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[_]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[_]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On April 25, 2013, the Audit Committee (the “Audit Committee”) of the Board of Directors of SCG Financial Acquisition Corp., d/b/a RMG Networks (the “Company”), approved the engagement of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (commencing with the second quarter of 2013).  Baker Tilly previously served as the independent registered public accounting firm for Reach Media Group Holdings, Inc. (“RMG”), which the Company acquired on April 8, 2013, for the fiscal year ended December 31, 2012.  From January 5, 2011 (the date on which the Company was incorporated) through April 25, 2013, neither the Company nor anyone on its behalf consulted with Baker Tilly on any matters or events set forth in Item 304(a)(2) of Regulation S-K.

The Company’s financial statements for the fiscal years ended December 31, 2012 and 2011 were audited by Rothstein Kass (“RK”).  None of RK’s audit reports on the Company’s financial statements as of December 31, 2012 and 2011, for the year ended December 31, 2012, the period from January 5, 2011 (date of inception) to December 31, 2011, as well as for the period from January 5, 2011 (date of inception) to December 31, 2012, contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.  During the past fiscal year or the subsequent interim period through April 25, 2013, the Company did not have any disagreements with RK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to RK’s satisfaction, would have caused RK to make reference in connection with their opinion to the subject matter of the disagreement.

During the past fiscal year or the subsequent interim period through April 25, 2013, there was one “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) with respect to the Company.  In its report on the audit of the Company's internal control over financial reporting as of December 31, 2012, RK expressed an adverse opinion on the Company's internal control over financial reporting due to a material weakness relating to the accounting for warrants issued in connection with the Company’s Initial Public Offering.  This material weakness was also reported under Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including “Management’s Annual Report on Internal Control over Financial Reporting” therein.  The Audit Committee discussed this material weakness with RK and has authorized RK to respond fully to the inquiries of Baker Tilly concerning the material weakness.

The Company has provided RK with a copy of this report and has requested RK to provide a letter addressed to the Securities and Exchange Commission indicating whether it agrees with our disclosures made in accordance with Item 304(a) of Regulation S-K.  A copy of RK’s letter will be filed as an exhibit to this report by an amendment filed within the time period required pursuant to Item 303(a)(3) of Regulation S-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On April 25, 2013, Michelle Sibley resigned from her positions as Chief Financial Officer, Treasurer and Secretary of the Company, effective immediately.

Appointment of Chief Financial Officer

On April 25, 2013, the Board of Directors of the Company elected William G. Cole to the positions of Chief Financial Officer, Treasurer and Secretary of the Company, effective immediately.

Prior to his appointment as Chief Financial Officer of the Company, Mr. Cole, age 66, served as Chief Financial Officer and Secretary of Symon Holdings, Inc. (“Symon Holdings”) since its inception in 2005 and Symon Communications, Inc. (“Symon”), a direct wholly-owned subsidiary of Symon Holdings, since 1997.  The Company acquired Symon Holdings on April 19, 2013.  Prior to joining Symon, Mr. Cole served as the Chief Financial Officer for two insurance brokerage firms specializing in the placement of insurance coverage for oil and gas exploration and services companies.  Prior to that, Mr. Cole spent 17 years with the international accounting firm of Deloitte & Touche LLP, including seven years as a partner.  Mr. Cole is a Certified Public Accountant in Texas and Louisiana.  Mr. Cole earned a B.S. in Accounting from Mississippi State University and a Master of Business Administration degree from Louisiana State University.

As previously disclosed, on April 19, 2013, the Company completed the acquisition of Symon Holdings pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, SCG Financial Merger III Corp., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub”), Symon Holdings, and Golden Gate Capital Investment Fund II, L.P., as Stockholder Representative.  Pursuant to the terms of the Merger Agreement, on April 19, 2013, Merger Sub was merged with and into Symon Holdings (the “Merger”), with Symon Holdings continuing as the surviving corporation.   In connection with the Merger, on April 19, 2013, the Company paid to Mr. Cole an aggregate of $399,216.36 as consideration for the 22,222 shares of Class A Non-Voting Common Stock, par value $0.01 per share, of Symon Holdings owned by him at the effective time of the Merger.

Mr. Cole is currently party to an employment agreement with Symon.  Under the terms of this employment agreement, Mr. Cole is currently entitled to an annual base salary of $225,000, subject to review and adjustment. Mr. Cole is also eligible to participate in Symon’s short-term, performance-based cash incentive plan.  Pursuant to this employment agreement, if Mr. Cole’s employment is terminated by Symon without cause or by Mr. Cole for good reason, Mr. Cole is entitled to receive severance payments equal to six months’ base salary.  The employment agreement also contains customary covenants barring Mr. Cole from directly or indirectly competing with Symon, soliciting Symon’s customers and soliciting Symon’s employees.  The Company is currently negotiating the terms of a new employment agreement with Mr. Cole (which may be entered into by the Company or a subsidiary of the Company), which agreement is expected to terminate and replace Mr. Cole’s existing employment agreement with Symon.

Employment Agreement with Chief Executive Officer

On April 25, 2012, SCG Financial Merger I Corp. (“SCG Intermediate”), a wholly-owned subsidiary of the Company and the direct parent company of Symon and RMG, entered into an employment agreement with Garry K. McGuire, the Company’s Chief Executive Officer.  Mr. McGuire is expected to provide his services as Chief Executive Officer of the Company through this employment agreement with SCG Intermediate.  Pursuant to the employment agreement, Mr. McGuire has agreed to serve as Chief Executive Officer of SCG Intermediate for a three year term commencing on April 25, 2013.  Pursuant to the employment agreement, Mr. McGuire will also serve as a member of the Board of Directors of SCG Intermediate.  Under the employment agreement, Mr. McGuire is entitled to receive an annual salary of $450,000 per year, subject to annual increases at the discretion of the Board of Directors.  Mr. McGuire will also be entitled to an annual bonus of up to $480,000 based on SCG Intermediate’s achievement of certain earnings before interest, taxes and depreciation (“EBITDA”) targets to be established by the Board of Directors on an annual basis (the “EBITDA Targets”).  Bonus amounts payable to Mr. McGuire payable to Mr. McGuire under his employment agreement will be calculated on a quarterly basis, and Mr. McGuire will be paid a pro rata portion of the following the completion of each fiscal quarter.  If Mr. McGuire receives quarterly bonus payments in excess of the amount actually earned through the end of the fiscal year, Mr. McGuire will be required to repay such excess bonus amounts to SCG Intermediate.  Alternatively, SCG Intermediate may retain or forfeit other compensation, payments or awards payable to Mr. McGuire until such excess bonus payments are recovered.

The employment agreement will automatically terminate upon Mr. McGuire’s death and will be terminable at the option of SCG Intermediate for “cause” or if Mr. McGuire becomes “disabled” (each as defined in the employment agreement).  If the SCG Intermediate terminates the employment agreement without “cause” or Mr. McGuire is deemed to have been “constructively terminated” (as defined in the employment agreement), SCG Intermediate will be obligated to pay to Mr. McGuire all accrued but unpaid salary and benefits and a pro-rated bonus for the year in which such termination occurs and will be required to continue to pay Mr. McGuire’s base salary until the later of the end of the then current term of Mr. McGuire’s employment or the twelve month anniversary of his termination date.  In addition, all unvested equity awards (if any) granted to Mr. McGuire prior to the date of his termination will become fully vested as of the termination date.  The payment of any severance benefits under the employment agreement will be subject to Mr. McGuire’s execution of a release of all claims against SCG Intermediate on or before the 21st day following his separation from service.

If SCG Intermediate terminates the employment agreement without “cause” or Mr. McGuire is deemed to have been “constructively terminated”, in either case within 12 months following a “change in control” of SCG Intermediate, then, in addition to the severance payments described in the foregoing paragraph, SCG Intermediate will be required to pay to Mr. McGuire a lump sum payment of $850,000 (subject to the execution by Mr. McGuire of a release of all claims against SCG Intermediate on or before the 21st day following his separation from service).  As used in the employment agreement, the term “change in control” generally refers to the occurrence of (i) the acquisition by any person or group of persons of equity securities of SCG Intermediate that, together with equity securities held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the equity securities of SCG Intermediate or (ii) the acquisition by any person or group of persons of all or substantially all of the assets of SCG Intermediate.

The employment agreement contains customary confidentiality provisions, which apply both during and after the term of the employment agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the employment agreement and for one year thereafter.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 25, 2013, by and between SCG Financial Merger I Corp. and Garry K. McGuire.

16.1	Letter from RK dated May 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 1, 2013
SCG FINANCIAL ACQUISITION CORP.

By:	/s/ Gregory H. Sachs
Name: Gregory H. Sachs
Title: Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 25, 2013, by and between SCG Financial Merger I Corp. and Garry K. McGuire.

16.1	Letter from RK dated May 1, 2013.